UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 18, 2006

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-9396	86-0498599

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On January 18, 2006, Fidelity National Title Group, Inc. (“FNT”), a subsidiary of Fidelity National Financial, Inc. (“FNF” or the “Company”), completed its offers to exchange outstanding notes of FNF for newly issued notes of FNT and its solicitation of consents to amend the indenture pursuant to which the FNF notes were issued.
In connection with the completion of the exchange offers, on January 18, 2006 the Company entered into a Supplemental Indenture, dated as of January 13, 2006, with the Bank of New York (the “Supplemental Indenture”), to effect certain amendments to the Indenture, dated as of August 20, 2001, between the Company and the Bank of New York, as Trustee (the “Indenture”). The Supplemental Indenture amends the Indenture by (i) eliminating most of the covenants in the Indenture, (ii) eliminating the restrictions on FNF’s ability to consolidate, merge or sell all or substantially all of its assets and (iii) eliminating certain events of default under the Indenture, as amended by the officers’ certificates that set the terms of each series of FNF notes obtained in the exchange offers. The Supplemental Indenture became effective with respect to each series of FNF notes upon FNT’s completion of the exchange offers, and because FNT received consents to amend the Indenture representing greater than a majority of the aggregate principal amount of each series of FNF notes then outstanding, which was a condition to the Supplemental Indenture’s effectiveness.
The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as an exhibit to this report and incorporated by reference herein.
The Company and FNT have also effected certain changes to FNT’s mirror note obligations to the Company to correspond to the changes to the Company’s outstanding debt obligations resulting from the exchange offers. FNT has delivered to the Company, in partial redemption of FNT’s $250,000,000 7.30% Mirror Note due August 15, 2011, the $241,347,000 aggregate principal amount of the Company’s 7.30% Notes due August 15, 2011 FNT obtained in the exchange offers. To reflect this partial redemption, the 7.30% Mirror Note due August 15, 2011 has been replaced with an identical mirror note in a denomination equal in aggregate principal amount to its unredeemed portion. The replacement mirror note has the same form, terms and stated maturity as the mirror note it replaces, but carries a face value of $8,653,000 in aggregate principal amount. The replacement mirror note is attached as an exhibit hereto. FNT may seek to acquire some or all of the 7.30% FNF Notes remaining outstanding, through purchases in the open market, privately negotiated purchases or otherwise. In the event that any such notes are acquired by FNT, it is anticipated that FNT would deliver them to FNF in further redemption of the remaining 7.30% Mirror Note due August 15, 2011.
ITEM 1.02 Termination of a Material Definitive Agreement
In connection with the completion of the exchange offers, FNT delivered to the Company, in full redemption of FNT’s $250,000,000 5.25% Mirror Note due March 15, 2013, the $250,000,000 aggregate principal amount of the Company’s 5.25% Notes due March 15, 2013 FNT obtained in the exchange offers. As a result, the Company has cancelled FNT’s 5.25% Mirror Note due March 15, 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of January 13, 2006, between Fidelity National Financial, Inc. and The Bank of New York

10.1	7.30% Mirror Note due August 15, 2011
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

	By:	/s/ Alan L. Stinson

Alan L. Stinson
Executive Vice President and Chief Financial Officer
Dated: January 24, 2006

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